SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 4, 2013

ZOGENIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34962	20-5300780
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12400 High Bluff Drive, Suite 650

San Diego, California 92130

(Address of Principal Executive Offices)

(858) 259-1165

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of the Zogenix, Inc. Employment Inducement Equity Incentive Award Plan.

On December 4, 2013, the Board of Directors (the “Board”) of Zogenix, Inc. (the “Company”) approved the Zogenix, Inc. Employment Inducement Equity Incentive Award Plan (the “Inducement Plan”). The terms of the Inducement Plan are substantially similar to the terms of the Company’s 2010 Equity Incentive Award Plan with two principal exceptions: (1) incentive stock options may not be granted under the Inducement Plan; and (2) the annual compensation paid by the Company to specified executives will be deductible only to the extent that it does not exceed $1,000,000, as the conditions of Section 162(m) of the Internal Revenue Code will not be met. The Inducement Plan was adopted by the Board without stockholder approval pursuant to Rule 5635(c)(4) of the NASDAQ Listing Rules.

The Board has initially reserved 2,700,000 shares of the Company’s common stock for issuance pursuant to awards granted under the Inducement Plan. In accordance with Rule 5635(c)(4) of the NASDAQ Listing Rules, awards under the Inducement Plan may only be made to an employee who has not previously been an employee or member of the board of directors of the Company or any parent or subsidiary, or following a bona fide period of non-employment by the Company or a parent or subsidiary, if he or she is granted such award in connection with his or her commencement of employment with the Company or a subsidiary and such grant is an inducement material to his or her entering into employment with the Company or such subsidiary.

A complete copy of the Inducement Plan and the form of stock option agreement to be used thereunder is filed herewith as Exhibit 10.1 and incorporated herein by reference. The above summary of the Inducement Plan does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Amendment and Restatement of Annual Incentive Plan.

On December 4, 2013, the Board approved an amendment and restatement of the Company’s Annual Incentive Plan (the “Amended Incentive Plan”), pursuant to which (i) the target bonus percentages were changed for individuals holding a title of Chief Medical Officer or Executive Director and (ii) the weighting of the portions of cash bonus payments that are based on corporate performance goals and individual performance objectives were changed for individuals holding a title of Chief Medical Officer, Executive Director or Senior Director/Director.

The Company expects to adopt an annual incentive program for future fiscal years, which will reward achievement at specified levels of corporate and individual performance and will contain target bonuses consistent with those disclosed in the Amended Incentive Plan.

A complete copy of the Amended Incentive Plan is filed herewith as Exhibit 10.2 and incorporated herein by reference. The above summary of the Amended Incentive Plan does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Zogenix, Inc. Employment Inducement Equity Incentive Award Plan and form of stock option agreement thereunder

10.2	Zogenix, Inc. Annual Incentive Plan (as Amended and Restated Effective December 4, 2013)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOGENIX, INC.

Date: December 5, 2013

	By:	/s/ Ann D. Rhoads
Ann D. Rhoads
Executive Vice President, Chief Financial Officer, Treasurer & Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Zogenix, Inc. Employment Inducement Equity Incentive Award Plan and form of stock option agreement thereunder

10.2	Zogenix, Inc. Annual Incentive Plan (as Amended and Restated Effective December 4, 2013)